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                                                                    EXHIBIT 99.2


                    CONSENT OF HOEFER & ARNETT, INCORPORATED


         We hereby consent to the use of our name and to the description of our opinion, dated July 21, 2004, under the caption "Opinion of Texas United's Financial Advisor" in, and to the inclusion of our opinion letter as Appendix C to the joint proxy statement/prospectus of Texas United Bancshares, Inc. and GNB Bancshares, Inc., which joint proxy statement/prospectus is part of the Registration Statement on Form S-4 of Texas United Bancshares, Inc. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ Hoefer & Arnett, Incorporated

HOEFER & ARNETT, INCORPORATED
Austin, Texas
July 21, 2004